UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 8, 2016 (January 8, 2016)

CHANGE HEALTHCARE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-34435	20-5799664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Lebanon Pike, Suite 1000 Nashville, TN	37214
(Address of Principal Executive Offices)	(Zip Code)

(615) 932-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2016, Gary D. Stuart resigned from his position as Executive Vice President – Sales of Change Healthcare Holdings, Inc. (the “Company”) effective March 31, 2016 or such earlier date as determined by the Company following the completion of Mr. Stuart’s transition duties (the “Transition Date”).

Mr. Stuart’s Separation Agreement

In connection with his resignation, Mr. Stuart entered into a separation agreement with the Company on January 8, 2016, which includes the terms summarized below. All payments and benefits are subject to Mr. Stuart’s non-revocation of a release of claims in favor of the Company and Mr. Stuart’s compliance with the non-competition, non-solicitation and confidentiality covenants contained in his employment agreement.

Under the terms of the separation agreement, Mr. Stuart will receive the following benefits:

•	$450,000 payable in equal installments over 15 months;

•	payment of Mr. Stuart’s annual bonus in respect of the 2015 fiscal year based on actual performance; and

•	a lump sum cash payment equal to $14,161 representing that portion of the health insurance premium that the Company would have paid for active employees with similar coverage for twelve months.

In addition, under the terms of the separation agreement, Mr. Stuart’s outstanding stock options to purchase shares of common stock of the Company’s parent company, Change Healthcare, Inc. (“Parent”), under Parent’s equity plan will be treated as follows:

•	2,089 of Mr. Stuart’s time-vesting options with an exercise price of $1,000 per share will be vested and remain outstanding until fourteen months after the Transition Date;

•	1,323 of Mr. Stuart’s time-vesting options with an exercise price of $2,500 per share will be vested and remain outstanding until twelve months after the Transition Date;

•	1,044 of Mr. Stuart’s options with an exercise price of $1,000 per share, which vest on the date when Blackstone has sold at least 25% of the maximum number of Parent shares held by it from time to time, and has received cash proceeds in respect of all such Parent shares at a weighted average price per Parent share that is (i) equal to at least 2.0 times Blackstone’s cumulative invested capital (measured on a per Parent share basis) in Parent or (ii) sufficient to result in an annual internal rate of return on Blackstone’s cumulative invested capital in Parent of at least 20% will remain outstanding and eligible to vest until twelve months after the Transition Date; and

•	1,044 of Mr. Stuart’s options with an exercise price of $1,000 per share, which vest on the date when Blackstone has sold at least 25% of the maximum number of Parent shares held by it from time to time, and has received cash proceeds in respect of all such Parent shares at a weighted average price per Parent share that is (i) equal to at least 2.5 times Blackstone’s cumulative invested capital (measured on a per Parent share basis) in Parent or (ii) sufficient to result in an annual internal rate of return on Blackstone’s cumulative invested capital in Parent of at least 25% will remain outstanding and eligible to vest until twelve months after the Transition Date.

Except as described above, all of Mr. Stuart’s other options will be treated in accordance with their terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANGE HEALTHCARE HOLDINGS, INC.

Date: January 8, 2016	By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Executive Vice President, General Counsel and Secretary